Exhibit 1.1

EXECUTION COPY

PEBBLEBROOK HOTEL TRUST
(a Maryland Real Estate Investment Trust)
10,000,000 5.700% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest
PURCHASE AGREEMENT
Dated: July 21, 2021

PEBBLEBROOK HOTEL TRUST
(a Maryland Real Estate Investment Trust)
10,000,000 5.700% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest
(Liquidation Preference $25 Per Share)
($0.01 Par Value Per Share)
PURCHASE AGREEMENT
July 21, 2021

Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.
Ladies and Gentlemen:
Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Company”), and Pebblebrook Hotel, L.P., a Delaware limited partnership and the operating partnership of the Company (in such capacity, the “Operating Partnership”), each confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”), Raymond James & Associates, Inc. (“Raymond James”) and BofA Securities, Inc. (“BofA”), and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo, Raymond James and BofA are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of 5.700% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25 per share), $0.01 par value per share, of the Company (the “Series H Shares”) set forth in Schedule A hereto. The aforesaid 10,000,000 Series H Shares to be purchased by the Underwriters are hereinafter called the “Securities.”
The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) on February 21, 2020 an automatic shelf registration statement on Form S-3 (File No. 333-236577) as amended by Post-Effective Amendment No. 1 thereto, filed with the Commission on December 10, 2020, covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto as of such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).
As used in this Agreement:
“Applicable Time” means 5:15 P.M., New York City time, on July 21, 2021 or such other time as agreed by the Company and the Representatives.
“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), or (iv) the Final Term Sheet (as defined below).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference into the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference into the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.
SECTION 1.Representations and Warranties.
(a)Representations and Warranties by the Company and the Operating Partnership. The Company and the Operating Partnership , jointly and severally, represent and warrant to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:
(i)Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time and the Closing Time complied and will comply in all material respects with the requirements of the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
The documents incorporated or deemed to be incorporated by reference into the Registration Statement, any preliminary prospectus and the Prospectus when they became effective or at the time such documents were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).
(ii)Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and the Closing Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information contained in the Prospectus in the first paragraph under the heading “Underwriting—Commissions and Discounts” and the information in the first and second paragraphs under the heading “Underwriting—Price Stabilization and Short Positions” (collectively, the “Underwriter Information”).
(iii)Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
(iv)Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).
(v)Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
(vi)Independent Accountants. KPMG LLP, who has audited the financial statements and supporting schedules included or incorporated by reference into the Registration Statement, any preliminary prospectus or the Prospectus is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(vii)Financial Statements. The financial statements included or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, are accurate in all material respects and present fairly the financial position of the Company and its consolidated subsidiaries, at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference into the General Disclosure Package and the Prospectus present fairly the information shown therein and, where applicable, have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference into the Registration Statement or the Prospectus. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.
(viii)No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company, the Operating Partnership and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, the Operating Partnership or any of their subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and their subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on (i) the Company’s common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), (ii) the Company’s 6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25 per share), $0.01 par value per share, (iii) the Company’s 6.375% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25 per share), $0.01 par value per share, (iv) the Company’s 6.375% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25 per share), $0.01 par value per share, (v) the Company’s 6.3% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25 per share), $0.01 par value per share, and (vi) the Company’s 6.375% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25 per share), $0.01 par value per share, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

(ix)Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Complete and correct copies of the declaration of trust and of the bylaws of the Company and all amendments thereto have been made available to the Representatives and no changes thereto will be made subsequent to the date hereof and prior to the Closing Time.
(x)Good Standing of Subsidiaries. The only subsidiaries of the Company that own, directly or indirectly, any material assets are listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Each of the Operating Partnership and each other subsidiary has been duly organized and is validly existing as a limited partnership, trust, limited liability company or corporation, as the case may be, in good standing under the laws of the state of its formation or organization, has the partnership, trust or corporate power, as the case may be, and authority, to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign partnership, trust, limited liability company or corporation, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding equity interests of each subsidiary, have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding equity interests of any subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.
(xi)Capitalization. The authorized, issued and outstanding shares of beneficial interest in the Company as of March 31, 2021 is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The issued and outstanding shares of beneficial interest in the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of beneficial interest in the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.
(xii)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(xiii)Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by the Company, and will be registered pursuant to Section 12 of the 1934 Act. The Company has duly authorized the execution and filing of an articles supplementary (the “Series H Articles Supplementary”) to the Company’s declaration of trust with the SDAT establishing the terms of the Securities. The Series H Articles Supplementary will be, by the Closing Time, duly executed and filed by the Company with the SDAT. The Series H Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the certificates for the Securities, if any, are in due and proper form; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.
(xiv)Authorization of Common Shares Upon Conversion. The Common Shares issuable upon conversion of the Securities have been duly authorized and, when issued upon conversion of the Securities in accordance with the terms of the Series H Articles Supplementary, will be validly issued and fully paid and nonassessable free and clear of any pledge, lien, encumbrance, security interest or other claim created by the Company. The Company has duly and validly reserved such Common Shares for issuance upon conversion of the Securities. The Common Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the certificates, if any, for such Common Shares issuable upon conversion of the Securities are in due and proper form; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.

(xv)Absence of Defaults and Conflicts. None of the Company, the Operating Partnership or any of their subsidiaries is in violation of its declaration of trust, partnership agreement, charter, bylaws or similar organizational documents, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company, the Operating Partnership and their subsidiaries with their respective obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust, partnership agreement, charter, or bylaws, as the case may be, of the Company, the Operating Partnership or any subsidiary or of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any subsidiary.
(xvi)Absence of Labor Dispute. (A) No labor dispute with the employees of the Company, the Operating Partnership or any subsidiary exists or, to the knowledge of the Company, is imminent, and (B) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its, the Operating Partnership’s or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in the case of (A) or (B), would result in a Material Adverse Effect.

(xvii)Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.
(xviii)Accuracy of Descriptions. The descriptions in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein, if any, of affiliate transactions, contracts required to be described therein and other legal documents are true and correct in all material respects, and there are no affiliate transactions, contracts or other documents of a character required to be described in the Registration Statement, the General Disclosure Package and the Prospectus, if any, or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company and any other party expressly referenced in the Registration Statement, the General Disclosure Package and the Prospectus are, or will be at the Closing Time, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.
(xix)Possession of Intellectual Property. Each of the Company, the Operating Partnership and their subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and none of the Company, the Operating Partnership or any of their subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any of their subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xx)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except for the filing of the Series H Articles Supplementary or such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(xxi)Absence of Manipulation. None of the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership has taken, nor will the Company, the Operating Partnership or any affiliate of the Company or the Operating Partnership take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(xxii)Possession of Licenses and Permits. Each of the Company, the Operating Partnership and their subsidiaries possesses such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies currently necessary to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, “Governmental Licenses”), except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Company, the Operating Partnership and their subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Company, the Operating Partnership or their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii)Title to Property. The Company, the Operating Partnership and their subsidiaries have good and marketable title to all real property owned by the Company, the Operating Partnership and their subsidiaries and good title to all other properties owned by them, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership or any of their subsidiaries; and all of the leases and subleases material to the business of the Company, the Operating Partnership and their subsidiaries, considered as one enterprise, and under which the Company, the Operating Partnership or any of their subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
(xxiv)Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(xxv)Compliance with and Liability under Environmental Laws. The Company, the Operating Partnership or their subsidiaries have received and reviewed environmental reports on all real property owned by them. Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the Company is in compliance with, and none of the Company, the Operating Partnership nor any of their subsidiaries has any liability with respect to the real property owned by the Company, the Operating Partnership and their subsidiaries under, applicable Environmental Laws (as defined below) except for such non-compliance or liability that would not be reasonably likely to result in a Material Adverse Effect; (ii) none of the Company, the Operating Partnership or any of their subsidiaries has at any time released (as such term is defined in Section 101 (22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”)) or otherwise disposed of or handled, Hazardous Materials (as defined below) on, to or from any real property owned by the Company, the Operating Partnership and their subsidiaries, except for such releases, disposals and handlings as would not be reasonably likely to result in a Material Adverse Effect; (iii) none of the Company, the Operating Partnership or any of their subsidiaries knows of any seepage, leak, discharge, release, emission, spill or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to any real property owned by the Company, the Operating Partnership and their subsidiaries, other than such matters as would not be reasonably likely to result in a Material Adverse Effect; (iv) none of the Company, the Operating Partnership or any of their subsidiaries has received any written notice of a claim (or has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would be reasonably likely to give rise to a claim) under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to any real property owned by the

Company, the Operating Partnership and their subsidiaries or arising out of the conduct of the business of the Company, the Operating Partnership or any of their subsidiaries at the real property owned by the Company, the Operating Partnership and their subsidiaries, except for such claims that would not be reasonably likely to result in a Material Adverse Effect or that would not be required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus; (v) none of the real property owned by the Company, the Operating Partnership and their subsidiaries is included or, to the knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over such properties pursuant to any other Environmental Law, other than such inclusions or proposed inclusions as would not be reasonably likely to result in a Material Adverse Effect; and (vi) there are no pending administrative, regulatory or judicial actions, suits, demands, claims, notices of noncompliance or violation, investigations or proceedings relating to any applicable Environmental Laws against the Company, the Operating Partnership, any of their subsidiaries or the real property owned by the Company, the Operating Partnership and their subsidiaries that would be reasonably likely to result in a Material Adverse Effect. As used herein, “Hazardous Material” shall include any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold and any hazardous material as defined by or regulated under any Environmental Law, including without limitation, petroleum or petroleum products and asbestos-containing materials. As used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation, or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, 2697, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1388, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes have been amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(xxvi)Condition of Properties. The Company, the Operating Partnership or their subsidiaries have received and reviewed property condition reports on all real property owned by the Company, the Operating Partnership and their subsidiaries. Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus: (i) none of the real property owned by the Company, the Operating Partnership and their subsidiaries is in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a Material Adverse Effect; (ii) none of the Company, the Operating Partnership or any of their subsidiaries has received written notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use laws or availability of water affecting any real property owned by the Company, the Operating Partnership and their subsidiaries that would, singly or in the aggregate, have a Material Adverse Effect; (iii) there does not exist any violation of any declaration of covenants, conditions and restrictions with respect to any real property owned by the Company, the Operating Partnership and their subsidiaries that would, singly or in the aggregate, have a Material Adverse Effect, or any state of facts or circumstances or condition or event that could, with the giving of notice or passage of time, or both, constitute such a violation; and (iv) the developments or improvements comprising any portion of real property owned by the Company, the Operating Partnership and their subsidiaries (the “Developments and Improvements”) are free of any physical, mechanical, structural, design or construction defects that would, singly or in the aggregate, have a Material Adverse Effect and the mechanical, electrical and utility systems servicing the Developments and Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order, reasonable wear and tear and need for routine repair and maintenance excepted, and are free of defects, except for such failures and defects that would not, singly or in the aggregate, have a Material Adverse Effect.
(xxvii)Access and Utilities. All of the real property owned by the Company, the Operating Partnership and their subsidiaries has rights of access to public ways and is served by electric, water, sewer, sanitary sewer and storm drain facilities adequate to service real property owned by the Company, the Operating Partnership and their subsidiaries for its use as described in the Registration Statement, General Disclosure Package and the Prospectus.
(xxviii)No Condemnation. No condemnation or other proceeding has been commenced that has not been completed, and, to the Company’s or the Operating Partnership’s knowledge, no such proceeding is threatened, with respect to all or any portion of the real property owned by the Company, the Operating Partnership and their subsidiaries or for the relocation away from any such property of any roadway providing access to such property or any portion thereof.
(xxix)Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act.

(xxx)Accounting Controls and Disclosure Controls. Each of the Company, the Operating Partnership and their subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the Company’s formation, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its consolidated subsidiaries maintain disclosure controls and procedures that are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
(xxxi)Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications applicable to the Company.
(xxxii)Tax Returns and Payment of Taxes. All United States federal income tax returns of the Company, the Operating Partnership and their subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided and will be maintained except in any case in which the failure to so file tax returns or pay such taxes would not result in a Material Adverse Effect. Each of the Company, the Operating Partnership and their subsidiaries has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, the Operating Partnership or their subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and will be maintained and except insofar as the failure to pay such taxes and assessments would not result in a Material Adverse Effect. All such returns, if any, are true, correct and complete in all material respects and were prepared in compliance with applicable law.

(xxxiii)Insurance. Each of the Company, the Operating Partnership and their subsidiaries carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company believes is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it, the Operating Partnership or any of their subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Company, the Operating Partnership or any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.
(xxxiv)Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, if any, are based on or derived from sources that the Company believes to be reliable and accurate.
(xxxv)REIT Qualification. Commencing with its taxable year ended December 31, 2009, the Company has been, and upon the sale of the Securities, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.
(xxxvi)Operating Partnership. The Operating Partnership will be classified as a partnership for purposes of the Code and will not be treated as a publicly traded partnership, association or corporation.
(xxxvii)    Foreign Corrupt Practices Act. None of the Company, the Operating Partnership, any of their subsidiaries or, to the knowledge of the Company or the Operating Partnership, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Operating Partnership or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and the Operating Partnership and, to the knowledge of the Company or the Operating Partnership, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxviii)Money Laundering Laws. The operations of each of the Company, the Operating Partnership and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(xxxix)OFAC. None of the Company, the Operating Partnership, any of their subsidiaries or, to the knowledge of the Company or the Operating Partnership, any trustee, officer, agent, employee, affiliate or representative of the Company, the Operating Partnership or any of their respective subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or the Operating Partnership located, organized or resident in a country or territory that is the subject of Sanctions; and the Company and the Operating Partnership will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(xl)Partnership Agreement. The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended, has been duly and validly authorized by the Company, in its capacity as sole General Partner of the Operating Partnership, and has been duly executed and delivered by the Company, as general partner, and is a valid and binding agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.
(xli)Listing of Securities. The Company has applied to have the Securities listed on the New York Stock Exchange.

(xlii)Certain Relationships. No relationship, direct or indirect, exists between or among the Company, the Operating Partnership or any of their subsidiaries, on the one hand, and the trustees, officers, shareholders or partners of the Company, the Operating Partnership or any of their subsidiaries, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described. The Company has not, directly or indirectly, including through the Operating Partnership or any other subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any trustee or executive officer of the Company, the Operating Partnership or any of their subsidiaries, or to or for any family member or affiliate of any trustee or executive officer of the Company, the Operating Partnership or any subsidiary.
(xliii)Finder’s Fees. The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.
(xliv)No Rated Securities. Neither the Company nor the Operating Partnership have any debt securities or preferred shares of beneficial interest that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).
(xlv)Cybersecurity. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or the Operating Partnership or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Operating Partnership and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Operating Partnership and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) none of the Company, the Operating Partnership or their respective subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company, the Operating Partnership and their respective subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company, the Operating Partnership and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.
(b)Officer’s Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to each Underwriter as to the matters covered thereby.

SECTION 2.Sale and Delivery to Underwriters; Closing.
(a)Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the price per share set forth in the Final Term Sheet attached to Schedule B, the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.
(b)Payment. Payment of the purchase price for, and delivery of the Securities shall be made at the offices of Sidley Austin llp, 787 Seventh Avenue, New York, NY 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the fourth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized Wells Fargo, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Securities which it has agreed to purchase. Wells Fargo, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.
(c)Denominations; Registration. The Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time.

SECTION 3.Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant with each Underwriter as follows:
(a)Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
(c)Delivery of Registration Statements. The Company has furnished or will, upon request, deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(f)Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(g)Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(h)Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange within the time period specified in the Prospectus.
(i)Books and Records; Accounting Controls and Disclosure Controls. Each of the Company, the Operating Partnership and their subsidiaries will maintain and keep accurate books and records reflecting their assets and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
The Company, the Operating Partnership and their subsidiaries will employ disclosure controls and procedures that are effective to perform the functions for which they were established and designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(j)REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the Board of Trustees of the Company deems it in the best interests of the Company and its shareholders to remain so qualified.
(k)Compliance with the Sarbanes-Oxley Act. The Company will take all necessary actions to comply with the provisions of the Sarbanes-Oxley Act.
(l)Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Series H Shares or any securities convertible into or exercisable or exchangeable for Series H Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series H Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Series H Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder; (B) any Series H Shares issued pursuant to the Company’s 2009 Equity Incentive Plan or dividend reinvestment plan, in each case as described in the Registration Statement, the General Disclosure Package and the Prospectus; or (C) any Series H Shares issued in connection with the acquisition of property or assets or upon conversion of securities issued in connection with the acquisition of any property or assets, provided the recipient thereof agrees in writing to be bound by the restrictions set forth in this Section 3(m).
(m)Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(n)Final Term Sheet; Issuer Free Writing Prospectuses. The Company will prepare a final term sheet (the “Final Term Sheet”), in the form set forth in Schedule B hereto, reflecting the final terms of the Securities, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object. The Company agrees that, unless it obtains the prior written consent of the Representatives, which consent shall not be unreasonably withheld, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(o)Filing of Series H Articles Supplementary. The Company will use its best efforts to file, prior to the Closing Time, with the SDAT the Series H Articles Supplementary.
(p)Reservation of Common Shares. The Company will reserve the maximum number of Common Shares issuable upon conversion of the Securities until such time as such Common Shares have been issued or the Series H Shares have been redeemed.

SECTION 4.Payment of Expenses.
(a)Expenses. The Company and/or the Operating Partnership will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, if any, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s and the Operating Partnership’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) all fees and expenses of any transfer agent or registrar (as provided for by separate agreement between the Company and such transfer agent or registrar) for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).
(b)Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
SECTION 5.Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer of the Company or of the Company as general partner of the Operating Partnership delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).
(b)Opinion of Counsel for the Company and the Operating Partnership. At the Closing Time, the Representatives shall have received the favorable opinions, dated the Closing Time, of Hunton Andrews Kurth LLP and Venable LLP, counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A-1, A-2 and B hereto, respectively.
(c)Opinion of Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Sidley Austin llp, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives.
(d)Company Officer’s Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company and the Operating Partnership considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of an executive officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.
(e)Company Chief Financial Officer’s Financial Information Certificate. The Representatives shall have received a certificate of the Chief Financial Officer of the Company, dated as of the date of this Agreement, certifying to the accuracy of certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)Company Chief Financial Officer’s Litigation Certificate. The Representatives shall have received a certificate of the Chief Financial Officer of the Company, dated the Closing Time, with respect to litigation matters, to the effect set forth in Exhibit C hereto.
(g)Operating Partnership Certificate. The Representatives shall have received a certificate of an executive officer of the Company, as general partner of the Operating Partnership, dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 1(a) applicable to the Operating Partnership are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.
(h)Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(i)Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
(j)Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.
(k)Series H Articles Supplementary. The Series H Articles Supplementary shall have been duly executed and filed by the Company with the SDAT and effective under the Maryland REIT Law.
(l)Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
(m)Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.Indemnification.
(a)Indemnification of Underwriters. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and
(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)    Indemnification of the Company, the Operating Partnership, Trustees and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Operating Partnership, their trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls either the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Operating Partnership. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.
SECTION 8.Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or trustees or any person controlling the Company or the Operating Partnership and (ii) delivery of and payment for the Securities.
SECTION 9.Termination of Agreement.
(a)Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company, the Operating Partnership and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.
(b)Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10.Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(i)if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(ii)if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement, either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
SECTION 11.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to: Wells Fargo at 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, to the attention of Transaction Management (facsimile: (704) 410-0326); Raymond James at 880 Carillon Parkway, St. Petersburg, Florida 33716, attention of Thomas Donegan, General Counsel, Investment Banking; and BofA at 1540 Broadway, NY8-540-26-02, New York, New York 10036, to the attention of High Grade Transaction Management/Legal (facsimile: (646) 855-5958; email: dg.hg_ua_notices@bofa.com). Notices to the Company shall be directed to it at 4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814, attention of Raymond D. Martz; and notices to the Operating Partnership shall be directed to the Company, as general partner of the Operating Partnership, at 4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814, attention of Raymond D. Martz.

SECTION 12.No Advisory or Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Operating Partnership or their shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) and no Underwriter has any obligation to the Company or the Operating Partnership with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Operating Partnership, (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and the Operating Partnership have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate, and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.
SECTION 13.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14.Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Operating Partnership and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 15.Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Operating Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 16.GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
SECTION 17.Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 18.TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.
SECTION 20.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

PEBBLEBROOK HOTEL TRUST

By	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial
Officer, Treasurer and Secretary

PEBBLEBROOK HOTEL, L.P.
By Pebblebrook Hotel Trust, its general partner

By	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial
Officer, Treasurer and Secretary

Signature Page to Purchase Agreement

CONFIRMED AND ACCEPTED,
as of the date first above written:
WELLS FARGO SECURITIES, LLC
By /s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director
RAYMOND JAMES & ASSOCIATES, INC.
By /s/ Brad Butcher
Name: Brad Butcher
Title: Co-Head of Real Estate Investment Banking
BOFA SECURITIES, INC.
By /s/ Jack Vissicchio
Name: Jack Vissicchio
Title: Managing Director
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.
Signature Page to Purchase Agreement

SCHEDULE A

Underwriter	Number of Securities

Wells Fargo Securities, LLC	2,500,000
Raymond James & Associates, Inc.	2,500,000
BofA Securities, Inc.	1,250,000
Robert W. Baird & Co. Incorporated	475,000
Stifel, Nicolaus & Company, Incorporated	475,000
PNC Capital Markets LLC	400,000
U.S. Bancorp Investments, Inc.	400,000
Capital One Securities, Inc.	400,000
Regions Securities LLC	400,000
Scotia Capital (USA) Inc.	400,000
SMBC Nikko Securities America, Inc.	400,000
TD Securities (USA) LLC	400,000
Total	10,000,000

Sch A-1

SCHEDULE B
SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS
Final Term Sheet (attached hereto)

Sch B-1

Dated July 21, 2021
Filed Pursuant to Rule 433
Registration Statement No. 333-236577
Relating to Preliminary Prospectus Supplement
Dated July 21, 2021 to Prospectus Dated February 21, 2020
PEBBLEBROOK HOTEL TRUST
5.700% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest
(Liquidation Preference $25.00 per share)
FINAL PRICING TERMS

Issuer:	Pebblebrook Hotel Trust

Title of Shares:	5.700% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series H Preferred Shares”)

Number of Shares:	10,000,000 shares

No Option to Purchase Additional Shares:	The underwriters will not have an option to purchase any additional Series H Preferred Shares.

Maturity:	Perpetual (unless (A) redeemed by the Issuer (i) on or after July 27, 2026, (ii) pursuant to its special optional redemption right or (iii) in certain limited circumstances to preserve its status as a real estate investment trust or (B) converted by an investor in connection with certain changes of control)

Trade Date:	July 21, 2021

Settlement Date:	July 27, 2021 (T+4). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series H Preferred Shares prior to two business days before the date of delivery will be required, by virtue of the fact that the Series H Preferred Shares initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series H Preferred Shares who wish to trade the Series H Preferred Shares prior to two business days before the date of delivery hereunder should consult their advisors.

Sch B-2

Use of Proceeds:	Our operating partnership will use the proceeds to fund the redemption of all of our outstanding Series C Preferred Shares and and up to all of either our Series D Preferred Shares or our Series E Preferred Shares. This prospectus supplement does not constitute a notice of redemption with respect to our Series C Preferred Shares, our Series D Preferred Shares or our Series E Preferred Shares. Our operating partnership will use any remaining proceeds for general corporate purposes, which may include acquiring and investing in hotel properties in accordance with our investment strategy and reducing our unsecured term loans maturing in 2021 or 2022.

Distribution Rate:	5.700% per annum of the $25.00 liquidation preference (equivalent to $1.4250 per annum per share)

Distribution Payment Dates:	On January 15, April 15, July 15 and October 15 of each year (or, if not a business day, on the next succeeding business day), commencing on October 15, 2021.

Conversion Rights:	Upon the occurrence of a Change of Control, each holder of Series H Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, the Issuer has provided or provides notice of its election to redeem their Series H Preferred Shares) to convert some or all of their Series H Preferred Shares (the “Change of Control Conversion Right”) into a number of the Issuer’s common shares of beneficial interest, $0.01 par value per share, per Series H Preferred Share to be converted equal to the lesser of:

•the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series H Preferred Share distribution payment and prior to the corresponding Series H Preferred Share distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Share Price; and

•2.2311 (the “Share Cap”), subject to certain adjustments;
Sch B-3

subject, in each case, to provisions for the receipt of alternative consideration, as described in the preliminary prospectus supplement.
If the Issuer has provided or provides a redemption notice, whether pursuant to the Issuer’s special optional redemption right in connection with a Change of Control or the Issuer’s optional redemption right, the holders of the Series H Preferred Shares to which such redemption notice relates will not have any right to convert such Series H Preferred Shares in connection with the Change of Control Conversion Right and any Series H Preferred Shares subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
A “Change of Control” is when, after the original issuance of the Series H Preferred Shares, the following have occurred and are continuing:

•the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Issuer entitling that person to exercise more than 50% of the total voting power of all shares of the Issuer entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•following the closing of any transaction referred to in the bullet above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (“NYSE”), the NYSE American or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Sch B-4

The “Change of Control Conversion Date” will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Issuer provides the required notice of the occurrence of a Change of Control to the holders of Series H Preferred Shares.
The “Common Share Price” will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by holders of the Issuer’s common shares is solely cash; and (ii) the average of the closing prices for the Issuer’s common shares on the New York Stock Exchange for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of the Issuer’s common shares is other than solely cash.

Optional Redemption:	On and after July 27, 2026, the Issuer may, at its option, redeem the Series H Preferred Shares, in whole or from time to time in part, by paying $25.00 per share, plus any accrued and unpaid distributions to, but not including, the date of redemption (subject to the special optional redemption right described below).

Special Optional Redemption:	Upon the occurrence of a Change of Control, the Issuer may, at its option, redeem the Series H Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, the Issuer has provided or provides notice of redemption with respect to the Series H Preferred Shares (whether pursuant to the Issuer’s optional redemption right or its special optional redemption right), the holders of Series H Preferred Shares to which such notice of redemption relates will not have the conversion right described above and such Series H Preferred Shares will instead be redeemed in accordance with such notice.

Annual Yield:	5.700%

Public Offering Price:	$25.00 per share

Purchase Price by Underwriters:	$24.2125 per share

Sch B-5

Net Proceeds (before expenses):	$242,125,000

Underwriting Discount:	$7,875,000

Joint Book-Running Managers:	Wells Fargo Securities, LLC
Raymond James & Associates, Inc.
BofA Securities, Inc.

Joint Lead Managers:	Robert W. Baird & Co. Incorporated
Stifel, Nicolaus & Company, Incorporated

Senior Co-Managers:	PNC Capital Markets LLC
U.S. Bancorp Investments, Inc.

Co-Managers:	Capital One Securities, Inc.
Regions Securities LLC
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC

Listing/Symbol:	NYSE / “PEB-PH” (to be applied for)

ISIN:	US70509V8862

CUSIP:	70509V 886
The issuer has filed a registration statement (including a prospectus dated February 21, 2020) and a preliminary prospectus supplement dated July 21, 2021 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-645-3751, Raymond James & Associates, Inc. toll-free at 1-800-248-8863 or BofA Securities, Inc. toll-free at 1-800-294-1322.

Sch B-6